UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2014

ZAGG INC

(Exact name of registrant as specified in its charter)

Nevada	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah 84115
(Address of principal executive offices)

Registrant’s telephone number, including area code: (801) 263-0699

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 21, 2014, the Board of Directors (the “Board”) of ZAGG Inc (the “Company”) approved Amended and Restated Bylaws for the Company, which were subsequently amended and restated in their entirety by the Second Amended and Restated Bylaws of the Company approved by the Board effective November 14, 2014 and filed herewith at Exhibit 3.1 (collectively, the “Restated Bylaws”). The Restated Bylaws effect the following substantive changes: (i) a prohibition on the action of stockholders except at an annual or special meeting of the stockholders called in accordance with the Restated Bylaws, or by written consent in accordance with Chapter 78 of the Nevada Revised Statutes (“Chapter 78”); (ii) a timeliness and process requirement for notice of stockholder business proposals and nominations of directors at meetings of stockholders; (iii) a requirement for stockholders seeking to propose business or nominate a director at a stockholders meeting to provide certain disclosures to the Company; (iv) a change in the deadline to provide written notice of annual or special meetings of the stockholders from not less than 10 nor more than 50 days prior to the meeting date to not less than 10 nor more than 60 days prior to the meeting date to conform to the Nevada Revised Statutes; (v) the inclusion of a provision that if the adjournment of any meeting of stockholders is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting; (vi) the inclusion of a provision that no proxy may be voted after six months from its creation unless the proxy provides for a longer period (up to a maximum of seven years) to conform to the Nevada Revised Statutes; (vii) a change in the quorum requirements for stockholder meetings from a majority of outstanding shares of stock entitled to vote to no less than 50% of outstanding shares of stock entitled to vote; (viii) a change in the minimum authorized number of directors from one to three; (ix) a change in the minimum affirmative vote of stockholders to remove a director from a majority of the outstanding shares of the Company entitled to vote to two-thirds of the outstanding shares of the Company entitled to vote; (x) an addition of Chairman of the Board and Chief Executive Officer as named offices of the Company, and a general update of the description of the duties of the named offices of the Company; (xi) a general update of the language in the provisions related to indemnification to conform such provisions to the Nevada Revised Statutes, (xii) the inclusion of a provision making the United States District Court for the District of Utah or, if such court lacks jurisdiction, any Utah state court having jurisdiction, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of Chapter 78, and (d) any action asserting a claim governed by the internal affairs doctrine; and (xiii) the inclusion of certain provisions regarding who may call special meetings of stockholders and directors, the number of votes required to elect directors, voting rights of joint owners of shares, the timing for preparation and availability for examination of stockholder lists in connection with any annual or special meeting of stockholders, the organization and procedures to be followed at any meeting of stockholders, notice requirements for regular and special meetings of directors, quorum requirements for meetings of directors, the method for executing corporate instruments and voting securities owned by the Company, the form and execution of stock certificates, replacement of lost certificates, transfers of stock, fixing of record dates, and payment of dividends. Additionally, the Restated Bylaws reflect the change of the name of the Company from ZAGG Incorporated to ZAGG Inc.

The foregoing summary of the Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Bylaws furnished as Exhibit 3.1 hereto and incorporated by reference herein.

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Table of Contents

Item 5.05. Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 13, 2014, the Board amended the Company’s Code of Business Conduct and Ethics (the “Code”). The amendments to the Code include, with respect to executive officers and directors, a requirement that any questions as to whether a relationship or course of conduct constitutes a conflict of interest be submitted to the Audit Committee of the Company’s Board of Directors, which will then provide a recommendation to the Company’s independent directors. The Code, as amended, is effective as of November 13, 2014.

The foregoing summary of the amendment to the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the revised Code furnished as Exhibit 14.1 hereto and incorporated by reference herein. The Code also is available on the Company’s website at www.ZAGG.com.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits.

The following are filed as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of ZAGG Inc, effective as of November 14, 2014

14.1	Code of Business Conduct and Ethics, effective as of November 13, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Inc

Date: November 19, 2014	By:	/s/Brandon T. O’Brien
Name: Brandon T. O’Brien Its: Chief Financial Officer